UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 11, 2020

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

117 S. 4th Street

Neodesha, Kansas 66757
(Address Of Principal Executive Offices) (Zip Code)

620-325-6363
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2020, AgEagle Aerial Systems, Inc. (the “Company”) and an institutional investor and existing Company shareholder (the “Investor”) entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Investor in a registered direct offering 2,400,000 shares of common stock, par value $0.001 (“Common Stock”), and pre-funded warrants (the “Warrants”) to purchase up to 3,260,377 shares of Common Stock, for gross proceeds of approximately $6 million. The purchase price for each share of Common Stock is $1.06 and the purchase price for each Warrant is $1.05999. The exercise price for each Warrant is $0.001. Net proceeds from the sale will be used to repurchase 262 shares of the Company’s Series E Preferred Stock, convertible into 1,046,699 shares of Common Stock, currently held by the Investor at a repurchase price of $1.06 per share of Common Stock. The Company expects to use the balance for working capital and general corporate purposes. The Shares and the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-237860), which was declared effective on May 6, 2020.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 60-day period following the closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions. The exercise price of the Warrants and the shares of the Common Stock issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

A copy of the form of the Purchase Agreement and the form of Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents.

On May 12, 2020, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
5.1	Legal Opinion of Loeb & Loeb LLP
10.1	Form of Securities Purchase Agreement between the Registrant and the Investor
99.1	Press Release dated May 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Interim Chief Executive Officer and Chief Financial Officer

Dated: May 13, 2020

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